Exhibit 10.34

UNIT OPTION AGREEMENT

OF

MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC

THIS AGREEMENT (the “Agreement”), dated as of February 23, 2011 between MOMENTIVE PERFORMANCE MATERIALS HOLDINGS LLC, a Delaware limited liability company (the “Company”), and the Optionee set forth on the signature page to this Agreement (the “Optionee”).

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Managers (the “Board”) has agreed to grant to the Optionee, effective on the date hereof (the “Grant Date”), an option under the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “Plan”) to purchase a number of Common Units on the terms and subject to the conditions set forth in this Agreement and the Plan.

WHEREAS, securities in the Company being acquired pursuant to this Agreement by the Optionee shall be subject to the terms of the Management Investor Rights Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan.

The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Optionee upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Management Investor Rights Agreement, as the case may be.

Section 2. Option; Option Price.

Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the option (the “Option”) to purchase Common Units divided into three tranches, Tranche A options (“Tranche A Options”), Tranche B options (“Tranche B Options”) and Tranche C options (“Tranche C Options”) at the Option Price and in the amounts set forth on the signature page hereto. To the extent permitted by the Committee, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan.

Section 3. Term.

The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with the terms of the Plan (including, without limitation, Article V of the Plan) or this Agreement.

Section 4. Vesting.

Subject to the Optionee’s not having a Termination of Relationship prior to the applicable vesting date and except as otherwise set forth in Section 7, the Options shall become non-forfeitable and exercisable (any Options that shall have become non-forfeitable and exercisable pursuant to this Section 4, the “Vested Options”) according to the following provisions:

(a) Tranche A Options. Twenty-five percent (25%) of the Tranche A Options shall become Vested Options on each of December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014. Upon a Complete Change in Control (other than in connection with a Qualified Public Offering) (such date, the “Tranche A Acceleration Date”), 100% of the Tranche A Options which have not theretofore become Vested Options and which are scheduled to vest on each of the remaining vesting dates set forth in the previous sentence will vest on the six (6) month anniversary of such Tranche A Acceleration Date, provided that the Optionee remains in continuous employment with or service to the Company or a Subsidiary for the six (6) month period following such Tranche A Acceleration Date; provided, however, that in the event that the Participant has a Termination of Relationship during the period of time following the date of such Tranche A Acceleration Date and prior to the six (6) month anniversary of such Tranche A Acceleration Date, as a result of his or her death, Disability, termination from employment or services by the Company or a Subsidiary without Cause or resignation from employment or services with Good Reason, 100% of the Tranche A Options shall vest on the date of such Termination of Relationship.

(b) Tranche B Options. All of the Tranche B Options shall become Vested Options and shall become exercisable on the earliest to occur of (i) the two (2) year anniversary of the date that upon or following a Realization Event, the Common Unit Value is equal to or exceeds $10 (the “Tranche B Target”) (such date, the “Two Year Trigger Date”) and (ii) the six (6) month anniversary of the date upon which or following a Complete Change in Control in which the Tranche B Target is met (such date, the “Six Month Trigger Date”), in each case subject to the Optionee’s continuous employment with or service to the Company or a Subsidiary from the Two Year Trigger Date or the Six Month Trigger Date, as applicable, through the applicable anniversary date; provided, however, that in the event that the Optionee has a Termination of Relationship during the period of time following the Two Year Trigger Date or the Six Month Trigger Date, as applicable, and prior to the applicable anniversary date upon which the Tranche B Options vest, as a result of his or her death, Disability, termination of employment or services by the Company or a Subsidiary without Cause or resignation from employment or services with Good Reason, 100% of the Tranche B Options shall vest on the date of such Termination of Relationship.

(c) Tranche C Options. All of the Tranche C Options shall become Vested Options and shall become exercisable on the earliest to occur of (i) the one (1) year anniversary of the date that upon or following a Realization Event, Common Unit Value is equal to or exceeds $15 (the “Tranche C Target”) (such date, the “One Year Trigger Date”) and (ii) the six (6) month anniversary of the date upon which or following a Complete Change in Control in which the Tranche C Target is met (such date, the “Tranche C Six Month Trigger Date”), in each case subject to the Optionee’s continuous employment with or service to the Company or a Subsidiary from the One Year Trigger Date or the Tranche C Six Month Trigger Date, as applicable, through the applicable anniversary date; provided, however, that in the event that the Optionee has a Termination of Relationship during the period of time following the One Year Trigger Date or the Tranche C Six Month Trigger Date, as applicable, and prior to the applicable anniversary date upon which the Tranche C Options vest, as a result of his or her death, Disability, termination of employment or services by the Company or a Subsidiary without Cause or resignation from employment or services with Good Reason, 100% of the Tranche C Options shall vest on the date of such Termination of Relationship.

All decisions by the Committee with respect to any calculations pursuant to this Section 4 (absent manifest error), including the Committee’s determination of whether and the date on which a Realization Event, Complete Change in Control, Tranche A Acceleration Date, Two Year Trigger Date, Six Month Trigger Date, One Year Trigger Date or Tranche C Six Month Trigger Date occurs and whether the Tranche B Target and the Tranche C Target has been met or exceeded the applicable target set forth above, shall be final and binding on the Optionee. Except as otherwise provided herein, all unvested Options will immediately terminate upon a Termination of Relationship (after giving effect to any vesting in connection with such Termination of Relationship).

Section 5. Restriction on Transfer/Management Investor Rights Agreement.

The Option may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Optionee, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company. The Option shall not be subject to execution, attachment or similar process. Common Units acquired pursuant to the exercise of Options hereunder will be subject to the Management Investor Rights Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement or the Management Investor Rights Agreement shall be null and void and without effect.

Section 6. Optionee’s Employment.

Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Optionee’s employment or to increase or decrease the Optionee’s compensation at any time.

Section 7. Termination.

(a) The Vested Option, if any, shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(i) the tenth anniversary of the Grant Date;

(ii) the 180th day following the Termination of Relationship in the case of a Termination of Relationship for death or Disability;

(iii) the 90th day following the Termination of Relationship in the case of a Termination of Relationship without Cause or by the Optionee for any reason; and

(iv) the day of the Termination of Relationship in the case of a Termination of Relationship with Cause.

(b) Upon a Termination of Relationship for any reason, the unvested portion of the Option (i.e., that portion which does not constitute Vested Options) shall terminate on the date the Termination of Relationship occurs.

(c) Notwithstanding anything to the contrary herein, upon receipt of payment by the Optionee following a Realization Event, pursuant to Section 10.3 of the Plan, the Option shall terminate.

Section 8. Securities Law Representations.

The Optionee hereby represents and warrants to the Company as set forth on Attachment A hereto.

Section 9. Designation of Beneficiary.

The Optionee may appoint any individual or legal entity in writing as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death or Disability. The Optionee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 11 of this Agreement before the date of the Optionee’s death. In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.

Section 10. Condition Precedent; Manner of Exercise of Option.

As a condition precedent to the exercise of Vested Options, the Optionee must execute an Adoption Agreement agreeing to become bound to the terms of the Management Investor Rights Agreement. In addition, the Optionee must satisfy all terms and conditions applicable to the exercise of such Vested Options, including, without limitation, all notice and payment requirements set forth in Article V of the Plan.

Section 11. Notices.

All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to:

Momentive Performance Materials Holdings LLC

180 E. Broad St.

Columbus, OH 43215

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Apollo Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Facsimile: (212) 515-3267

Attention: Jordan Zaken

                 David Sambur

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Facsimile: (212) 326-2061

Attention: John Scott, Esq.

                 Jeff Walbridge, Esq.

If to the Optionee, to him at the address set forth on the signature page hereto or at his electronic mail address at the Company; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted and (e) in the case of email, on the date of delivery.

Section 12. Waiver of Breach.

The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 13. Optionee’s Undertaking.

The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 14. Modification of Rights.

The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Options granted hereby). Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.

Section 15. Governing Law.

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 16. Restrictive Covenants.

The grant, vesting and exercise of Options pursuant to this Agreement shall be subject to the Optionee’s continued compliance with the restrictive covenants in Section 6 of the Management Investor Rights Agreement.

Section 17. Withholding.

As a condition to exercising this Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise.

Section 18. Adjustment.

In the event of any event described in Article X of the Plan occurring after the Grant Date, the adjustment provisions (including cash payments) as provided for under Article X of the Plan shall apply.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 20. Entire Agreement.

This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. Without limiting the generality of the previous sentence, the Optionee specifically agrees and acknowledges that any right that he may have to require the Company to purchase Common Units acquired through exercise of all or any portion of the Option or otherwise put all or any portion of the Option or Common Units so acquired to the Company is not applicable to the Option.

Section 21. Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 22. Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

Section 23. Country-Specific Modifications.

The foregoing provisions of this Agreement shall be modified and/or supplemented as applied to Optionees resident in certain countries as set forth on Attachment B.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Unit Option Agreement as of the date first written above.

THE COMPANY:

Momentive Performance Materials Holdings LLC

By:
Name: Title:

THE OPTIONEE: See attached signature page

OPTIONEE

Name:

Last address on the records of the Company:

Number of Common Units

subject to Tranche A Options:                         [            ]

Number of Common Units

subject to Tranche B Options:                         [            ]

Number of Common Units

subject to Tranche C Options:                         [            ]

Option Price for Tranche A Options,

Tranche B Options and Tranche C Options:   $             each

Date of Grant:

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Unit Option Agreement by Momentive Performance Materials Holdings LLC, I,                                              , the spouse of the Optionee therein named, do hereby join with my spouse in executing the foregoing Unit Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:                     ,

Signature of Spouse

Print Name

ATTACHMENT A

The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal, state and foreign securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

1.	United States:

If the Optionee is a resident of the United States, the following representations and warranties are made by such Optionee:

(a)	The Optionee acknowledges that the Option and the Common Units are not being registered under the Securities Act, based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Optionee is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.

(b)	The Optionee is an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) of the Securities Act.

(c)	The Optionee is acquiring the Option and, if and when he exercises the Option, will acquire the Common Units solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Common Units or Option within the meaning of the Securities Act and/or any applicable state securities laws.

(d)	The Optionee acknowledges that he has not acquired the Option or the Common Units as a result of any general solicitation or general advertising in the United States, including any meeting whose attendees have been invited by general solicitation or general advertising.

(e)	The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Common Units purchased upon exercise of the Option. The Optionee has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to exercise the Option and purchase the Common Units. However, in evaluating the merits and risks of an investment in the Common Units, the Optionee has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

(f)	The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Common Units to an amount in excess of the Option Price, and that any investment in common units of a closely held company such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(g)	The Optionee understands that the Option and the Common Units are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Option and the Common Units have not been and will not be registered under the Securities Act, and that the Option and the Common Units are “restricted securities” as defined by Rule 144(a)(3) under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act or in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, each as presently in effect. The Optionee acknowledges reviewing a copy of Rule 144 promulgated under the Securities Act and Regulation S under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

(h)	The Optionee agrees that he will comply with all applicable laws and regulations in effect in any jurisdiction in which he sells any of the securities or otherwise transfers any interest therein.

(i)	The Optionee has read and understands the restrictions and limitations set forth in the Management Investor Rights Agreement, the Plan and this Agreement.

(j)	The Optionee understands and acknowledges that, if and when he exercises the Option, (a) any writing evidencing the Common Units (or evidencing any other securities issued with respect thereto pursuant to any unit split, unit dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided under the Management Investor Rights Agreement, the Company has no obligation to register the Common Units or file any registration statement under federal or state securities laws.

2.	Australia

If the Optionee is a resident of Australia, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

3.	Belgium

If the Optionee is a resident of Belgium, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

4.	Brazil

If the Optionee is a resident of Brazil, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

5.	Canada

If the Optionee is a resident of Canada, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

6.	China

If the Optionee is a resident of China, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

(b)	The Optionee acknowledges that, if he exercises the Option, he has authority to so exercise and no examination or approval by a third party is required for the Optionee to do so.

7.	Germany

If the Optionee is a resident of Germany, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

8.	Hong Kong

If the Optionee is a resident of Hong Kong, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

(b)	The Optionee shall be liable for all Hong Kong tax consequences resulting from the acceptance and exercise of the Option under this Agreement.

(c)	The Optionee acknowledges that the Option granted is discretionary and the benefits received under the Option shall not be included in the calculation of any severance payment the Optionee may be entitled to upon termination of his/her relationship with the Company or its subsidiary in Hong Kong.

(d)	The Optionee hereby consents to the collection, use and retention of Personal Data by the Company and/or its subsidiary in Hong Kong as provided for under Section 6B of this Agreement.

9.	India

If the Optionee is a resident of India, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

(b)	The Optionee represents and warrants that he has the due authority and permission to exercise the Option and that the same would fall within the general permission granted by the Reserve Bank of India under the Foreign Exchange Management Act, 1999 and the regulations framed thereunder.

(c)	The Optionee shall be liable for all income tax consequences pursuant to acceptance of the Option.

(d)	The Optionee acknowledges that the possession and value of such an Option shall not be taken into account when determining benefits, if any, due the Optionee by the Company, upon termination of employment.

10.	Japan

If the Optionee is a resident of Japan, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

11.	Korea

If the Optionee is a resident of Korea, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

12.	Netherlands

If the Optionee is a resident of the Netherlands, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

(b)	The Optionee accepts all wage and income tax consequences following from accepting the Option.

(c)	The Optionee acknowledges that there is no specific need for a translation of the Plan and Agreement into the Dutch language, that he or she had an opportunity to have these documents translated into Dutch before accepting any grants under the Plan and fully understands the details and implications of the Plan and this Agreement.

13.	New Zealand

If the Optionee is a resident of New Zealand, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

14.	Singapore

If the Optionee is a resident of Singapore, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

15.	Switzerland

If the Optionee is a resident of Switzerland, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

16.	United Kingdom

If the Optionee is a resident of the United Kingdom, the following representations and warranties are made by such Optionee:

(a)	The representations and warranties in clauses (e), (f), (h), (i), and (j) of Section 1 (United States) of this Attachment “A” are hereby incorporated and made by such Optionee.

ATTACHMENT B

1.	All Non-U.S. Jurisdictions

In addition to the provisions of the Momentive Performance Materials Holdings LLC 2011 Equity Incentive Plan (the “Plan) and the Form of Unit Option Agreement (the “Agreement”) for the options (“Options”) granted on February 23, 2011, the Options are subject to the following additional terms and conditions. All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. If the Optionee transfers residency and/or employment to another country reflected in an Addendum following the Grant Date, the additional terms and conditions for such country (if any) will apply to the Optionee’s Options to the extent the company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the administration of the Plan.

(a) Commercial Relationship. The Optionee expressly recognizes that Optionee’s participation in the Plan and the Company’s grant of the Options does not constitute an employment relationship between Optionee and the Company. The Optionee has been granted the Options as a consequence of the commercial relationship between the Company and the Employer, and the Employer is the Optionee’s sole employer. Based on the foregoing, (a) the Optionee expressly recognizes the Plan and the benefits the Optionee may derive from participation in the Plan does not establish any rights between the Optionee and the Employer, (b) the Plan and the benefits the Optionee may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of Optionee’s employment with the Employer.

(b) Effective Date of Termination of Employment. Notwithstanding anything to the contrary in the Plan or the Agreement, and for purposes of clarity, any termination of employment shall be effective as of the date the Optionee’s active employment ends and shall not be extended by any statutory or common law notice period.

(c) Compliance with Age Discrimination Rules. If the Optionee is a local national of and employed in a country that is a member of the European Union, the grant of the Options and the terms and conditions governing the grant of the Options are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of the grant of the Options is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

(d) Tax Withholding. The following provision shall replace Section 17 of the Agreement in its entirety:

Regardless of any action the Company and the Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including the grant of the Options, the vesting of the Options, the subsequent sale of any Common Units acquired pursuant to the Options and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Options to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Prior to the delivery of the Common Units upon the vesting of the Options, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole Common Units otherwise issuable upon the vesting of the Options that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Common Units. The cash equivalent of the Common Units withheld will be used to settle the obligation to withhold the Tax-Related Items. No fractional Common Units will be withheld or issued pursuant to the grant of the Options and the issuance of Common Units hereunder. Alternatively, the Company and the Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Optionee’s salary or other amounts payable to the Optionee, with no withholding in Common Units. In the event the withholding requirements are not satisfied through the withholding of Common Units or through the Optionee’s salary or other amounts payable to the Optionee, no Common Units will be issued upon vesting of the Options unless and until satisfactory arrangements (as determined by the Committee) have been made by the Optionee with respect to the payment of any Tax-Related Items which the Company and the Employer determines, in its sole discretion, must be withheld or collected with respect to such Options. By accepting this grant of Options, the Optionee expressly consents to the withholding of Common Units and/or cash as provided for hereunder. All other Tax-Related Items related to the Options and any Common Units delivered in payment thereof are the Optionee’s sole responsibility.

(e) Repatriation; Compliance with Laws. The Optionee agrees, as a condition of the grant of the Options, to repatriate all payments attributable to the Options and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Common Units acquired pursuant to the Options) in accordance with all foreign exchange rules and regulations applicable to the Optionee. In addition, the Optionee also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries and Affiliates, as may be required to allow the Company and its Subsidiaries and Affiliates to comply with all laws, rules and regulations applicable to the Optionee. Finally, the Optionee agrees to take any and all actions as may be required to comply with the Optionee’s personal legal and tax obligations under all laws, rules and regulations applicable to the Optionee.

(f) Discretionary Nature of Plan; No Vested Rights. The Optionee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the

Options under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of Options in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of Common Units subject to the award, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Employer.

(g) Termination Indemnities. The value of the Optionee’s Options is an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any. As such, the Options are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

(h) English. Language. The Optionee acknowledges and agrees that it is the Optionee’s express intent that the Plan, the Agreement, this Addendum and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Options, be drawn up in English. If the Optionee has received the Plan, the Agreement, this Addendum or any other documents related to the Options translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(i) Additional Requirements. The Company reserves the right to impose other requirements on the Options, any Common Units acquired pursuant to the Options, and the Optionee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring the Optionee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(j) Private Placement. The grant of the Options is not intended to be a public offering of securities in the Optionee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Options is not subject to the supervision of the local securities authorities. No employee of the Company or a Subsidiary or an Affiliate is permitted to advise the Employee on whether the Employee should acquire, hold and/or sell Common Units under the Plan. The acquisition and/or disposition of units of Common Units involves a degree of risk, and the Employee should carefully consider all risk factors relevant to the Employee’s personal situation. In addition, the Employee should carefully review all of the materials related to the Option and the Plan, and the Employee should consult with his or her personal advisor for professional investment advice.

(k) Consent to Collection, Processing and Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies the Optionee of the following in relation to the Optionee’s personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this award and the Optionee’s participation in the Plan. The collection, processing and transfer of the Optionee’s personal data is necessary for the Company’s administration of the Plan and the Optionee’s participation in the Plan. The Optionee’s denial and/or objection to the collection, processing and transfer of personal data may affect the Optionee’s participation in the Plan. As such, the Optionee voluntarily acknowledges and consents (where required under applicable law) to the collection, use, processing and transfer of personal data as described in this paragraph.

The Company and the Employer hold certain personal information about the Optionee, including name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Units or directorships held in the Company, details of all Options or any other entitlement to Common Units awarded, canceled, purchased, vested, unvested or outstanding in Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Optionee or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Optionee’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Optionee’s participation in the Plan.

The Company and the Employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and the Company and the Employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of’ the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Optionee hereby authorizes (where required under applicable law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Common Units on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Common Units acquired pursuant to the Plan.

The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local HR manager or the Company’s Human Resources Department.

2.	Germany

The following sentence is added to the end of Section 1:

A copy of the Plan may be obtained from the Company by the Optionee in German upon request.

Section 17 is amended and restated to provide:

Section 17. Withholding; German wage tax and social security contributions. The Optionee will promptly on each exercise of an Option notify in writing the Optionee’s German employing company (if applicable) of the exercise, specifying the amount of units acquired and the Option Price for each unit. The Company will notify such German employer of the current market value of the units as at the date of their transfer.

Upon the exercise on an Option, and in the event that the other wage payments in cash receivable for Optionee for the relevant time period are not sufficient to cover the employer’s liability to pay wage tax and social security contributions on behalf of the Optionee, the Company shall have the right to (i) require the Optionee to pay or provide for payment of the amount of any taxes and social security contributions which the German employer of the Optionee may be required to withhold with respect to the exercise; or (ii) reduce the number of units to be delivered to the Optionee in connection with the exercise or payment by the appropriate number of units, valued at their then Fair Market Value, to satisfy the minimum withholding obligation. In no event will the value of the units withheld under clause (ii) above exceed the minimum amount of required withholding under applicable law.

The following Advice on Right of Revocation is added to the end of the Agreement to provide as follows:

ADVICE ON RIGHT OF REVOCATION

Right of Revocation

You may revoke your declaration to enter into the contract in writing (e.g., by letter, facsimile, email) within two weeks, without giving reasons for your decision. Your right to revoke commences at the earliest on receipt by you of this advice. Sending the revocation in good time is sufficient to ensure compliance with the deadline. The revocation should be addressed to:

Momentive Performance Materials Holdings LLC

180 E. Broad St.

Columbus, OH 43215

Attention: General Counsel

Consequences of revocation

In the event of an effective revocation, each party shall return to the other any performances received (including any profits derived, if applicable).

•	End of advice on right of revocation -

3.	Hong Kong

This Agreement is deemed to have included the following legend on its front page:

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice

The following is added immediately after the end of Section 4:

Notwithstanding any provision in this Section 4, no Option shall become vested less than six months from the Grant Date in any event.

New Section 5A is added as follows:

Section 5A: Holding requirement. Without prejudice to the provisions in Section 5, no transfer of Option may take place in any event within 6 months from the Grant Date. Such restriction shall be applicable notwithstanding the termination of employment, death of the Optionee or any Realization Event or Complete Change in Control prior to such 6 month period.

New Sections 6A and 6B are added as follows:

Section 6A: No part of Severance. The Option granted in Hong Kong is discretionary and the benefits received under the Option shall not be included in the calculation of any severance payment the Optionee may be entitled to upon the Termination of Relationship.

Section 6B: Data Privacy - Hong Kong. The Company and/or its Hong Kong subsidiary may have to hold certain personal information about the Optionee (“Personal Data”). These Personal Data will be processed by the Company and/or its Hong Kong subsidiary exclusively for purposes relating to the implementation, managing and administration of the Plan and this Agreement. These Personal Data may also be communicated to subsidiary corporations of the Company and/or its Hong Kong subsidiary and any such other appropriate third parties assisting in the implementation, administration and management of the Plan and this Agreement which may be located abroad, outside of Hong Kong. The Optionee hereby consents to and acknowledges that the collection, use and retention of the Personal Data by the Company and/or its Hong

Kong subsidiary is necessary to the performance of the Company’s and/or its Hong Kong subsidiary’s contractual obligations related to the implementation, administration and management of Optionee’s participation in the Plan and this Agreement. The Optionee may at any time access, delete, update and amend the Personal Data by notifying the Company and/or its Hong Kong subsidiary in accordance with the relevant data privacy protection law in Hong Kong.

4.	India

New Section 6B is added as follows:

Section 6B Data Privacy - India. The Optionee grants the Company and its (indirect) subsidiaries the right to process and store the (personal) data necessary in connection with the implementation of the Plan, including cross-border processing.

The following language is added at the end of Section 6:

In case of calculating and/or awarding severance in India, or any other form of compensation in connection with the termination of the Optionee’s employment in India, the parties have specifically agreed that nothing as described in the Plan and the Agreement will be taken into account.

5.	Netherlands

New Sections 6A and 6B are added as follows:

Section 6A. No part of severance. The parties specifically agree that the rights of the Optionee and the termination thereof will not in any way other than as described in the Plan and the Agreement be taken into account in the context of calculating and/or awarding severance, or any other form of compensation in connection with the termination of the Optionee’s employment.

Section 6B. Own rules. The Optionee acknowledges that the Plan and Agreement are governed by their own rules and law, and that the applicability of other rules and law to the employment relationship of the Optionee has no impact on those governing rules and law.

A new Section 16 A is added as follows:

Section 16A. Authorization. To the extent the Plan and its implementation require certain monetary contributions by the Optionee the Optionee grants the Company and its (indirect) subsidiaries including the Optionee’s employer the right to set such contributions off against net salaries payable at any time. The Optionee grants the Company and its (indirect) subsidiaries the right to process and store the (personal) data necessary in connection with the implementation of the Plan, including cross-border processing.